SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hemet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

California	91-2155043

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3715 Sunnyside Drive, Riverside, California	92506

(Address of Principal Executive Offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: _____________________________ (if applicable).

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of each Exchange on Which Each Class is to be Registered

NONE

     Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.

     See information under the headings “Comparison of The Bank of Hemet and Hemet Bancorp: Analysis of Corporate Structures;” “Authorized and Outstanding Stock;” “Voting Rights;” “Dividend Rights;” “Assessment of Shares;” “Liquidation Rights;” and “Preemptive Rights“on pages 11 through 13 of the Registrant’s Registration Statement No. 333-71540 on Form S-4EF filed with the Commission on October 12, 2001, which information is incorporated here by reference.

Item 2. Exhibits.

Exhibit 1	Specimen Copy of Common Stock Certificate

See Exhibit 4 to the Registrant’s Registration Statement No. 333-71540 on Form S-4EF filed with the Commission on October 12, 2001, which exhibit is incorporated by reference.

Exhibit 2	Reorganization Agreement

See Exhibit A to the prospectus in Registrant’s Registration Statement No. 333-71540 on Form S-4EF filed with the Commission on October 12, 2001, which exhibit is incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hemet Bancorp

November 21, 2001	By:	/s/ James B. Jaqua

James B. Jaqua President & Principal Executive Officer

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